Exhibit 3.335

ARTICLE I: NAME AND PRINCIPAL OFFICE OF THE LIMITED PARTNERSHIP

a. The name of the Limited Partnership to be created is the following:
Terre Haute MOB, LP.

• Please note pursuant to Indiana Code 23-16-2-1, this name must include the words “Limited Partnership,” “L.P.,” or “LP.”

b. The address of the Limited Partnership’s principal office is the following:
Street Address One Park Plaza	City Nashville	State TN	Zip Code 37203

ARTICLE II: REGISTERED OFFICE AND AGENT OF THE LIMITED PARTNERSHIP

Registered Agent: The name and street address of the Limited Partnership’s Registered Agent and Registered Office for service of process are the following:
Name of Registered Agent CT Corporation System
Address of Registered Office (street or building) 251 E. Ohio St, Suite 1100	City Indianapolis	State Indiana	Zip Code 46204

ARTICLE III: GENERAL PARTNERS OF THE LIMITED PARTNERSHIP

Please state the names and business addresses of each general partner of the Limited Partnership.
Name Terre Haute Regional Hospital, L.P.
Business Address One Park Plaza	City Nashville	State TN	Zip Code 37203

Name Healthtrust, Inc. – The Hospital Company
Business Address One Park Plaza	City Nashville	State TN	Zip Code 37203
Name HSS Holdco, LLC
Business Address One Park Plaza	City Nashville	State TN	Zip Code 37203
Name
Business Address	City	State	Zip Code

Name

Business Address	City	State	Zip Code

Name

Business Address	City	State	Zip Code
Name

Business Address	City	State	Zip Code
Name
Business Address	City	State	Zip Code

ARTICLE IV: PARTNERSHIP AGREEMENT OF THE LIMITED PARTNERSHIP (OPTIONAL)
Please attach herewith and designate as “Exhibit B” any matters or terms concerning the Limited Partnership that the general partners of the Limited Partnership wish to include.

ARTICLE V: DISSOLUTION THE LIMITED PARTNERSHIP
Please state the latest date upon which the Limited Partnership is to dissolve: 12/31/2056

In Witness Whereof, the undersigned being an officer or other duly authorized representative of the Limited Partnership named in Article I above executes this Certificate of Limited Partnership and verifies, subject to penalties of perjury, that the statements contained herein are true, this 21st day of December , 2004.

Signature	Printed Name John M. Frank II